Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to

the incorporation by reference in the Registration Statement (Form S-8 No. 333

-215255)
pertaining to the UBS Financial Services Incorporated of Puerto Rico

Savings Plus Plan (the Plan) of UBS
Financial Services Inc. (the Company) of our report dated June 26, 2024,

with respect to the financial statements
and schedule of the Company’s Plan included

in this Annual Report (Form 11-K) for the year ended December
31, 2023.
New York,

New York

June 26, 2024